UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 16, 2005

NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

Change of Control Severance Agreements

        On February 17, 2005, Newfield Exploration Company (the “Company”) entered into change of control severance agreements with eight of its executives: David A. Trice; David F. Schaible; Elliott Pew; Terry W. Rathert; William D. Schneider; George T. Dunn; Gary D. Packer; and Lee K. Boothby. The agreements have an initial term of two or three years, with automatic daily extensions unless the Company’s board of directors takes action to cease the automatic extensions.

        The agreements generally provide for a severance protection period that begins on the date of a change of control and ends on the second or third anniversary of that date (certain circumstances may cause an extension of the period). During the protected period, if the executive’s employment is terminated by the Company without cause or by the executive for good reason, the agreement provides for the following severance benefits: (a) a lump sum cash payment equal to two or three times the sum of (1) the greater of the executive’s base salary prior to the change of control or at any time thereafter and (2) one-half of the greater of the executive’s bonus compensation for the two years ending prior to the change of control or for the two years ending prior to the executive’s termination of employment; (b) full vesting of any restricted stock awards (which is already provided for in the Company’s existing stock plans) and stock options; (c) health coverage at active executive rates for two or three years (health benefits are to be offset by any health benefits the executive receives from subsequent employment and a cash payment may be made by the Company in lieu of providing coverage if the executive is not eligible for the coverage or if the health benefits provided would be taxable to the executive); and (d) outplacement services.

        If the payment of benefits under the agreement or otherwise results in the executive being subject to parachute payment excise taxes, the agreement provides that the Company will make an additional payment to the executive in an amount such that after the payment of all income and excise taxes, the executive will be in the same net after-tax position as if no parachute payment excise taxes had been imposed. Receipt of benefits under the agreement is subject to the executive’s execution of a comprehensive release agreement. In the event of a dispute, the agreement provides for binding arbitration at the Company’s expense (unless the arbitrator provides otherwise with respect to the executive’s expenses).

        The agreements with Messrs. Trice, Schaible, Pew and Rathert provide for a three year initial term, a three year severance protection period, a three times multiplier for determining the cash severance payment and three years of health coverage, while the agreements with Messrs. Schneider, Dunn, Packer and Boothby provide for a two year initial term, a two year severance protection period, a two times multiplier for determining the cash severance payment and two years of health coverage.

Change of Control Severance Plan

        On February 16, 2005, the Company adopted the Newfield Exploration Company Change of Control Severance Plan (the “Plan”). The Plan provides severance protection to covered employees in the event of qualifying terminations of employment in connection with a change of control. The Plan generally covers employees of the Company (and its subsidiaries and affiliates that have adopted the Plan) who, immediately prior to a change of control, are scheduled to work 30 or more hours per week. Each of the Company’s executive officers who is not a party to a change of control severance agreement is covered by the Plan.

        The Plan generally provides for a severance protection period that begins on the date of a change of control and ends on the second anniversary of that date (certain circumstances may cause an extension of the period). During the protected period, if a covered employee’s employment is terminated by the Company without cause or by the employee for good reason, the Plan provides for the following severance benefits: (a) a lump sum cash payment equal to (1) for certain designated employees (generally managers and technical professionals, which would include the executive officers covered by the Plan), the employee’s “weekly pay” multiplied by four times his or her years of service and (2) for all other covered employees, the employee’s “weekly pay” multiplied by three times his or her years of service, with a minimum payment of two times “weekly pay” and a maximum payment of 104 times “weekly pay” in all cases; and (b) full vesting of any restricted stock awards (which is already provided for in the Company’s existing stock plans) and stock options. “Weekly pay” under the Plan generally means the sum of the employee’s annual base salary prior to the change of control and one-half of the employee’s bonus compensation for the two years ending prior to the change of control, divided by 52. Years of service under the Plan are based on an employee’s period of employment with the Company and its affiliates since his or her most recent date of hire, with certain designated employees (generally managers and technical professionals, which would include the executive officers covered by the Plan) eligible to receive up to an additional ten years of service credit for prior industry experience and all other employees eligible to receive up to an additional five years of such service credit.

        If the payment of benefits under the Plan or otherwise results in an employee being subject to parachute payment excise taxes, Plan benefits will be reduced so that the employee will not be subject to such excise taxes, but only if the reduction will result in a better net after-tax position for the employee than if the Plan benefits had been paid in full. Severance payments under the Plan are subject to a limitation under the Employee Retirement Income Security Act of 1974 that limits severance pay to two times an employee’s “annual compensation” (as defined under Department of Labor regulations). Receipt of benefits under the Plan is subject to the employee’s execution of a comprehensive release agreement. The Plan may be amended or terminated at any time prior to a change of control. After a change of control, the Plan may not be terminated during the severance protection period or amended to adversely affect potential benefits under the Plan.

Amendment of 2003 Incentive Compensation Plan

        In connection with the execution of the change of control severance agreements and the adoption of the Change of Control Severance Plan, the board of directors of the Company amended the Company’s 2003 Incentive Compensation Plan to, among other things, provide for the termination of the plan upon a change of control and the payment of all accrued bonus obligations as of the date of the change of control to the Company’s employees.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: February 22, 2005	By:	/s/ TERRY W. RATHERT
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Terry W. Rathert
Senior Vice President and Chief Financial Officer